UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2020

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-38955	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

 Item 8.01 Other Events

On June 26, 2020, HarborOne Bancorp, Inc. (the “Company”) issued a press release announcing that the Company’s 2020 annual meeting of shareholders (the “Annual Meeting”) will now be held on September 29, 2020 at 10:00 a.m. (EDT). There will be a means for shareholders to attend the Annual Meeting virtually by remote communication. Final details about the location of the meeting, including whether it will be held in a virtual meeting format only, will be included in the formal Annual Meeting notice.

In accordance with the advance notice provisions set forth in the Company’s bylaws, a shareholder proposal submitted outside of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or a director nomination submitted by a shareholder, must be received by the Company’s Secretary no later than July 6, 2020, to be considered timely.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

 Item 9.01Financial Statements and Exhibits

(d)Exhibits

Number	Description

99.1	Press release dated June 26, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Linda H. Simmons
	Name:	Linda H. Simmons
	Title:	Senior Vice President and
Chief Financial Officer
Date: June 26, 2020